Exhibit 4.1

FOR ACCREDITED INVESTORS ONLY

MEDICOR LTD.

FORM OF INVESTMENT AGREEMENT

10% CONVERTIBLE DEBENTURE DUE 2006

This INVESTMENT AGREEMENT (the “Agreement”) is by and between                                                       (the “Holder”) and MEDICOR LTD., A DELAWARE CORPORATION (the “Company”).

RECITALS:

WHEREAS:

A.            The Holder agrees to purchase one of the Company's 10% Convertible Debentures due 2006 (“Convertible Debenture”), convertible, at the Holder's option, into the Company's common stock, $.001 par value per share (the “Common Stock”) or other securities of the Company, on the terms set forth below and in the Convertible Debenture; and

B.            The Company and the Holder wish to enter into this Agreement to reflect the terms of the investment.

AGREEMENT

NOW, THEREFORE, intending to be legally bound, the parties hereto agree as follows:

1.             INVESTMENT.    The Holder hereby agrees to purchase                               DOLLARS (US$                       .00) in principal amount of Convertible Debentures, convertible into shares of the Common Stock of the Company (the “Debenture Shares”) or other securities of the Company (together with the Debenture Shares and any other securities into which they are convertible, exchangeable or exercisable, the “Debenture Securities”), at the Holder's option as provided below:

(a)                      The Convertible Debenture shall initially be convertible, at the Holder's option, into a dollar amount (based on the subscription price therefor) of securities proposed to be offered by the Company to certain institutional investors (the “Institutional Investors”) in connection with the Company's presently proposed acquisition of another corporation (the “Institutional Offering”), the closing of which is anticipated to occur in or about January 2004 (the “Institutional Conversion Right”), equal to the initial principal amount of the Convertible Debenture.

(b)                     In the event the Holder does not elect to exercise the Institutional Conversion Right, the Convertible Debenture shall be convertible, at the Holder's option, on the first anniversary date of original issuance thereof and thereafter at the 18-month, 24-month, 30-month and 36-month anniversary of the issuance date (each a “Conversion Date”), at a price equal to the greater of (i) seventy-five percent

MEDICOR LTD.

INVESTMENT AGREEMENT

(75%) of the daily weighted average trading price per share of the Company's Common Stock over a period of twenty (20) trading days prior to the Conversion Date or (ii) Five Dollars ($5.00) (the “Conversion Price”), as noticed to the Company in writing by the Holder not less than ten (10) business days prior to the respective Conversion Date (the “Extended Conversion Right”).

2.             HOLDER'S CONVERSION OPTIONS.

2.1 Institutional Conversion Right. As soon as practicable but in any event not less than five (5) business days prior to the proposed closing date of the Institutional Offering, the Company shall give notice to the Holder of the proposed terms and closing date of the Institutional Offering. Not less than two (2) business days prior to the scheduled closing date of the Institutional Offering, the Holder shall, if it elects to exercise the Institutional Conversion Right, give notice thereof to the Company of the Holder's election to convert the Convertible Debenture. The Holder may elect to convert all or part (but in any event in integral multiples of $100,000 of the Convertible Debenture) into a like amount of the securities offered in the Institutional Offering. If the Holder so elects to convert all or part of the Convertible Debenture, then, subject to and with the consent of the Institutional Investors, the Convertible Debenture (based on the outstanding principal amount shall be converted into the securities) sold to the Institutional Investors in the Institutional Offering. If more than one security is sold in the Institutional Offering, then the Holder may, subject to and with the consent of the Institutional Investors, convert the Convertible Debenture (in integral multiples of $100,000) into each such security. If the Institutional Investors do not consent to such conversion (or part thereof) then the Convertible Debenture (or part thereof) as to which consent is not given shall not be converted and shall remain outstanding. If the Holder does not so notify the Company prior to the second business day prior to the closing date of the Institutional Offering, then the Convertible Debenture will not be converted and will continue to be outstanding.

2.2 Extended Conversion Right. In the sole discretion of the Holder, not more than twenty (20) business days nor less than ten (10) business days prior to the first anniversary of the date of original issuance of the Convertible Debenture or thereafter at the 18-month, 24-month, 30-month and 36-month anniversary of the issuance date, the Holder may elect to: (a) have the entire outstanding principal amount of the Convertible Debenture repaid to the Holder, along with any accrued and unpaid interest thereon; (b) covert the entire outstanding principal amount of the Convertible Debenture into the Debenture Shares at the Conversion Price; or (c) continue to hold the Convertible Debenture until the third anniversary of the date of original issuance thereof (the “Maturity Date”). If the Holder does not so notify the Company prior to the first anniversary of the issuance date or thereafter at the 18-month, 24-month, 30-month or 36-month anniversary of the issuance date, the Convertible Debenture will remain outstanding. In the sole discretion of the Holder, not more than twenty (20) business days nor less than ten (10) business days prior to the Maturity Date as defined above, the Holder may elect to: (a) have the entire outstanding principal amount of the Convertible Debenture repaid to the Holder, along with any accrued and unpaid interest thereon; or (b) covert the entire outstanding principal amount of the Convertible Debenture into the Debenture Shares at the Conversion Price on the Maturity Date. If the Holder does not so notify the Company prior to the Maturity Date, the

Convertible Debenture will automatically convert into the Debenture Shares at the Conversion Price and, upon such conversion, any and all obligations of the Company to the Holder in respect of the Convertible Debenture shall be satisfied.

3.             INTEREST.    The Company agrees to pay interest to the Holder on the outstanding principal amount of the Convertible Debenture at a rate of ten percent (10%) per annum for as long as the Convertible Debenture is outstanding. Interest shall be paid to the Holder by the Company on a quarterly basis, payable within thirty (30) days from the end of each calendar quarter. Interest shall be prorated for the initial period ending on the last day of the calendar quarter in which the Convertible Debenture is issued. If the Holder converts the Convertible Debenture into the Debenture Securities or elects to have the outstanding principal amount of the Convertible Debenture repaid to the Holder as described in Section 2 above, the Company will pay any accrued and unpaid interest due the Holder and no further interest past the Conversion Date will be due to the Holder by the Company with respect to the principal amount of the Convertible Debenture so converted.

4.             COMPANY'S REPRESENTATIONS AND WARRANTIES. The Company hereby makes the following representations and warranties to the Holder:

4.1          Organization, Good Standing and Qualification. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all necessary corporate powers to own its properties, and to carry on its business as now owned and operated by it, and is qualified to do intrastate business, and is in good standing in the State of Delaware and in all other jurisdictions in which the nature of the Company's business, or of its properties, makes such qualification necessary, except jurisdictions where failure to so qualify would not have a material adverse effect on the business of the Company.

4.2          Capital Structure.  The authorized capital stock of the Company consists of One Hundred Million (100,000,000) shares of Common Stock and Twenty Million (20,000,000) shares of Preferred Stock. The Debenture Securities to be issued to the Holder shall be validly issued, fully paid and non-assessable, and will be issued pursuant to applicable exemptions from the registration provisions of all federal and state securities laws.

4.3          Compliance with Laws.

4.3.1       To the best of the Company's knowledge, the Company has complied in all material respects with, and the Company has not been cited for any violation of, federal, state or local environmental protection laws and/or regulations, including specifically, without limitation, all laws and regulations related to the sale of its products by the Company to state or local or federal government purchasers or contracts to those governmental agencies, and the Company has not received notice of any past, present or future events which would reasonably be expected to give rise to any liability for failure to comply with any federal, state, or local laws or regulations now in force relating to the protection of the environment.

4.3.2       To the best of the Company's knowledge, the Company is not, and has not received notice from any governmental agency that it is currently in violation of any other applicable federal, state or local statute, law or regulation (including, without limitation, any applicable building, or other law, ordinance, or regulation) affecting its assets or the operation of its business, except for possible instances of non-compliance which individually would not be expected to have a material adverse effect on the business of the Company.

4.3.3       To the best of the Company's knowledge, the Company and all of the products which it manufactures, sells, licenses, imports or distributes have been at all times and continue to be in substantial compliance with the Food, Drug and Cosmetic Act and all regulations promulgated thereunder by the U.S. Food and Drug Administration.

4.3.4       Subject to the truth and accuracy of the representations of the Holder set forth in Section 6 hereof, the offer, sale and issuance of the Convertible Debenture and the Debenture Securities are or will be exempt from the registration requirements of the Securities Act of 1933, as amended (the “Act”). The Company has complied with all applicable state “blue sky” or securities laws in connection with the offer, sale and issuance of this Convertible Debenture as contemplated by this Agreement.

4.4          Full and Correct Disclosure. No representation or warranty made by the Company contained in this Agreement or other information provided, and to be provided by the Company in any other writing furnished pursuant hereto contains or will contain an untrue statement of a material fact or fails or will fail to state a material fact required to be stated herein or therein necessary to make the statements and facts contained herein or therein, in light of the circumstances which they were or are made, not false nor misleading.

4.5          Non-Contravention. The execution and delivery of the Agreement by the Company, and the consummation of the transactions contemplated hereby, do not conflict with any material terms or provisions of any contract, agreement or indenture to which the Company is a party, or by which the Company or any of its properties is subject, or the Company's Certificate of Incorporation and Bylaws, each as amended to date.

4.6          Authority; Binding Effect.  The Company has obtained all necessary authorizations and approvals from its Board of Directors and stockholders, if any, required for the execution and delivery of this Agreement and the consummations of the transactions contemplated hereby.  This Agreement has been duly executed and delivered by the Company and constitutes the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms.

5.             COVENANTS OF THE COMPANY.  The Company hereby makes the following covenants, intending to be bound hereby.

5.1          The Company agrees to make and keep public information regarding the Company available as those terms are understood and defined in Rule 144 promulgated under the Act (“Rule 144”), at all times and to file with the Securities and Exchange Commission (“SEC”)

in a timely manner all reports and other documents required of the Company under the Act and the Securities Exchange Act of 1934 (the “1934 Act”) at all times that the Company is subject to such reporting requirements.

5.2          The Company shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, for the purpose of complying with the terms of Section 1 of this Agreement, such number of its duly authorized shares of Common Stock as shall be sufficient to issue the Debenture Shares to the Holder pursuant to, and in accordance with, the terms of Section 1 hereof.  If at any time the number of authorized but unissued shares of Common Stock shall not be sufficient for the Company to issue additional shares of Common Stock to the Holder pursuant to, and in accordance with, the terms of Section 1 hereof, the Company will forthwith take such corporate action as may be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purposes.

6.             HOLDER'S REPRESENTATIONS, WARRANTS AND COVENANTS.  The Holder hereby makes the following representations, warrants and covenants to the Company:

6.1          The Holder represents and warrants that the Holder is an “accredited investor” within the meaning of Rule 501(a) of Regulation D promulgated under the Act. The Holder is a resident of the State of Nevada.

6.2          The Holder is, by reason of the Holder's business or financial experience, or by reason of the business or financial experience of the Holder's professional adviser, who is not affiliated with and is not compensated directly or indirectly by the Company, or any affiliate or selling agent of the Company, is capable of evaluating the merits and risks of the purchase of the Convertible Debenture and the Debenture Securities and of protecting the Holder's own interests in connection with the investment contemplated herein.

6.3          The Holder acknowledges that it has received and carefully reviewed this Agreement and the form of Convertible Debenture attached hereto as Exhibit A. This Agreement and the form of Convertible Debenture are hereinafter collectively referred to as the “Materials,” and the Holder further acknowledges that it has read all of the disclosures set forth in the Materials. The Holder has had the opportunity to ask questions and receive answers from the Company concerning the Company and its business, assets and prospects and the terms and conditions of this Agreement. The Holder recognizes that the Company has a limited operating history and is a speculative venture, and that if the Holder invests therein, the Holder may lose the entire amount of its investment. The Holder acknowledges that its representatives and the Holder have been provided with the opportunity to obtain any additional information necessary to verify the accuracy of all information provided to the Holder.

6.4          In deciding whether to acquire the Convertible Debenture or the Debenture Shares, the Holder has relied or will rely exclusively upon consultations with its legal, financial and tax advisers with respect to the nature of the investment and the information provided by the Company in the Materials and this Agreement. None of the Holder's advisors are affiliated with, or compensated directly or indirectly by, the Company or any affiliate or selling agent of the Company.

6.5          The Holder understands that neither the SEC, nor any other governmental agency having jurisdiction over the sale and issuance of the Convertible Debenture or the Debenture Securities will make any finding or determination relating to the appropriateness for investment of the Convertible Debenture or the Debenture Securities and that none of them has or will recommend or endorse the Convertible Debenture or the Debenture Securities.

6.6          The Holder represents that the Convertible Debenture is being purchased and the Debenture Securities will be purchased for its own account for investment and is not being purchased and will not be purchased with a view to the resale or distribution thereof, and that the Holder does not have and will not have a present intention of distributing or reselling any portion of the Convertible Debenture or the Debenture Securities. The Holder acknowledges that it has been informed by the Company that the Convertible Debenture, and the Debenture Securities to be issued and delivered, have not been registered under the Act and that the Convertible Debenture and Debenture Securities must be held indefinitely unless subsequently registered under the Act or an exemption for such registration is available. The Holder acknowledges that, other than as may be set forth in the Materials, the Company has no obligation to register the Convertible Debenture or the Debenture Securities under the Act. The Holder also acknowledges that it is fully aware of the restrictions on disposing of the Convertible Debenture and the Debenture Securities resulting from the provisions of the Act and the rules and regulations of the SEC thereunder.

6.7          The Holder understands that the Convertible Debenture is not and the Debenture Securities upon issuance will not be freely transferable.

6.8          The Holder recognizes that there is not a public market for the Convertible Debenture or any Convertible Securities other than the Common Stock and that there is not anticipated to be in the future a market for the Convertible Debenture or any Convertible Securities other than the Common Stock. The Holder understands that it may have to hold the Convertible Debenture and any Debenture Security indefinitely due to the lack of such a market or restrictions on transfer of such security.

6.9          The Holder recognizes that no escrow or minimum amount has been established for the sale of Convertible Debentures and that the proceeds will be immediately received by the Company. The Holder recognizes that the Company's inability to raise such funds, or additional funds, promptly may significantly and adversely affect the Company's ability to achieve its financial objectives.

6.10        The Holder represents that it possesses such knowledge and experience in business and financial matters that it is capable of evaluating the merits and risks of its investment in the Convertible Debenture and the Debenture Securities. The Holder also has the degree of sophistication in these matters necessary to understand (1) the financial and operational information provided to it relating to the Company, and (2) the potential risk of losing all or a portion of its investment in the Convertible Debenture and the Debenture Securities. The Holder represents that it is able to bear the economic risk of a loss of its investment in the securities that it has funds adequate to meet personal needs and contingencies and that it has no need for liquidity of the investment in the Convertible Debenture or the Debenture Securities.

6.11        The Holder recognizes that “stop transfer” instructions will be issued against the Convertible Debenture and the Debenture Securities and that the following legend will be placed on the Convertible Debenture and the Debenture Securities issued:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED SOLELY FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933.  THE SECURITIES MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION THEREFROM UNDER SAID ACT.

6.12        The Holder hereby agrees that commencing thirty (30) trading days prior to any Conversion Date as defined above and ending on the Conversion Date, Holder and any representative under Holder's direction, will refrain from any direct or indirect trading in the Company's Common Stock, including trading of any options or derivative securities and lending of any Common Stock or related derivative securities, in order that the Conversion Price not be influenced in any way by the Holder, directly or in directly.

7.             TRANSFER.  With respect to any offer, sale or other disposition of the Convertible Debenture or the Debenture Securities, the Holder will give written notice to the Company prior thereto, describing briefly the manner thereof, together with a written opinion of Holder's counsel in form and substance acceptable to the Company, to the effect that such offer, sale or other distribution may be effected without registration or qualification (under any federal or state law then in effect). Promptly upon receiving such written notice and opinion, the Company shall notify such Holder whether such Holder may sell or otherwise dispose of the Convertible Debenture or the Debenture Securities, all in accordance with the terms of the notice delivered to the Company.

8.             CERTAIN CORPORATE TRANSACTIONS.  Nothing in this Agreement shall in any way prohibit the Company from merging with or consolidating into another corporation or other entity, or from selling or transferring all or substantially all of its assets, or from distributing all or substantially all of its assets to its stockholders in liquidation, or from dissolving and terminating its corporate existence, and, in any such event (other than a merger in which the Company is the surviving corporation and under the terms of which the shares of Common Stock outstanding immediately prior to the merger remain outstanding and unchanged), Holder shall have the right exercisable not less than ten (10) business days prior to the completion of such merger, consolidation, sale or transfer of assets, liquidation or dissolution, to elect to: (a) have the outstanding principal amount of the Convertible Debenture repaid to Holder or (b) have the entire outstanding principal amount of the Convertible Debenture converted into the Debenture Shares at a price equal to the price that would be applicable if Holder were exercising the Extended Conversion Right, with the date of the announcement by the Company of such transaction as noticed to the Company in writing by the Holder being the Conversion Date for purposes of calculating the Conversion Price. To the extent that Holder's right to convert the Convertible Debenture into the Debenture Shares is accelerated under this Section 8, the conversion or payment of the entire outstanding principal amount of the Convertible Debenture shall be contingent upon the consummation of such merger, consolidation, sale or transfer of assets, liquidation or dissolution. Any conversion upon exercise of the Institutional Conversion Right shall be subject to consummation of the Institutional Offering.

9.             GENERAL PROVISIONS.

9.1          Survival of Representations and Warranties.  All representations and warranties of the parties hereto contained in this Agreement will survive the Closing, are material and have been or will be relied upon by the other parties.

9.2          No Third-Party Beneficiaries.  This Agreement is made for the purpose of defining and setting forth certain obligations, rights and duties of the Company and the Holder in connection with the obligations under this Agreement.  This Agreement is made for the sole protection of the Company and the Holder.  No other person shall have any rights of any nature hereunder or by reason hereof.

9.3          Binding Effect.  This Agreement shall bind, and shall inure to the benefit of, the Company and the Holder, and their respective heirs, successors, personal representatives and assigns.

9.4          Execution in Counterparts.  This Agreement may be executed in any number of counterparts and any party hereto or thereto may execute any counterpart, each of which when executed and delivered will be deemed to be an original and all of which counterparts of this Agreement taken together will be deemed to be but one and the same instrument.  The execution of this Agreement by any party hereto will not become effective until counterparts hereof or thereof, as the case may be, have been executed by all the parties hereto or thereto, and transmitted by facsimile copy with delivery of manually executed copies in person, by overnight courier or by mail.

9.5          Prior Agreements; Amendments; Consents.  This Agreement contains the entire agreement between the Holder and the Company with respect to the Convertible Debenture and the Debenture Securities and all prior negotiations, understandings and agreements with regards to the offering thereof are superseded by this Agreement. No amendment, modification, supplement, termination or waiver of any provision of this Agreement, and no consent to any departure by the Company therefrom, shall be effective unless in writing and signed by the Holder, and then only in the specific instance and for the specific purpose given.

9.6          Governing Law.    THIS AGREEMENT AND ALL AMENDMENTS, SUPPLEMENTS, WAIVERS AND CONSENTS RELATING HERETO OR THERETO SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE

WITH THE LAWS OF THE STATE OF DELAWARE WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW.  EACH PARTY HEREBY IRREVOCABLY SUBMITS ITSELF TO THE JURISDICTION OF THE COURTS SITTING IN THE STATE OF DELAWARE AND AGREES AND CONSENTS THAT SERVICE OF PROCESS MAY BE MADE UPON IT IN ANY LEGAL PROCEEDINGS RELATING HERETO BY ANY MEANS ALLOWED UNDER DELAWARE LAW.

9.7          Mandatory Arbitration.      Any dispute arising in connection with the interpretation or enforcement of the provisions of this Agreement or arising in connection with the Convertible Debenture or the Debenture Securities, or its or their application or validity, will be submitted to arbitration. Such arbitration proceedings will be held in the State of Delaware. This agreement to arbitrate is specifically enforceable. Any award rendered in any such arbitration proceeding will be final and binding on each of the parties, and judgment may be entered thereon in any court of competent jurisdiction. The costs and fees of any such arbitration proceeding will be borne by the respective parties. The arbitrators may in their discretion award costs and reasonable attorneys' fees to the prevailing party.

9.8          Severability of Provisions; Conflict.  Any provision in this Agreement that is held to be inoperative, unenforceable or invalid shall be inoperative, unenforceable or invalid without affecting the remaining provisions, and to this end the provisions of this Agreement are declared to be severable.  In the event of a conflict between this Agreement and the Materials as defined herein, the terms of this Agreement shall prevail.

9.9          Confidentiality.  The Holder acknowledges and agrees that the non-public information it has received and will receive about the Company and the Company's financial performance is confidential, and agrees to use all reasonable efforts to maintain the confidentiality thereof. Any confidentiality agreement between the Holder and the Company, including the foregoing, is hereby modified, only to the extent necessary, to permit the Holder to exercise and protect its rights under this Agreement, or as a stockholder of the Company.

10.          NOTICES.  Any notice to the Company provided for in the Convertible Debenture shall be given by personal delivery or by mailing such notice by first class or certified mail, return receipt requested, addressed to the Company at the property address stated below, or to such other address as the Company may designate by written notice to the Holder. Any notice to the Holder shall be given by personal delivery or by mailing such notice by first class or certified mail, return receipt requested, to the Holder at the address stated on the signature page of the Agreement, or at such other address as may have been designated the Holder by written notice to the Company. Mailed notices shall be deemed delivered and received on the delivery date as shown on the postal return receipt or the receipt furnished by an independent courier service, and any notices transmitted by confirmed facsimile transmission will be deemed delivered and received as of the date of the transmission.

SIGNATURE FOLLOWS

IN WITNESS WHEREOF, the parties have signed this Agreement as of                             , 2003 at Las Vegas, Nevada.

“HOLDER”

Signed:

Address:

Phone:
Fax:
E-mail:

Tax I.D. or Social Security Number:

THIS AGREEMENT IS NOT EFFECTIVE UNTIL AFTER THE RECEIPT AND VERIFICATION OF GOOD FUNDS FROM THE HOLDER TO THE BANK ACCOUNT LISTED BELOW AND ACCEPTANCE BY THE COMPANY AS WITNESSED BY THE SIGNATURE ON THE NEXT PAGE

Wires should be sent via the Fed Wire system to:

U.S. Bank of Nevada

Nevada Financial Center

2300 West Sahara Avenue

Las Vegas, NV 89102

ABA #121201694

Credit to the Account of:

MediCor Ltd.

Account #153790902537

Funds (other than wires) should be made payable to MediCor Ltd. and sent to:

MediCor Ltd.

4560 South Decatur Boulevard

Suite 300

Las Vegas, NV  89103-5253

Phone: (702) 932-4560

Fax:      (702) 932-4561

THE COMPANY:

MediCor Ltd.

Effective Date:

By:	, 2003

Its:

Address for Notices:

MediCor Ltd.

4560 South Decatur Boulevard

Suite 300

Las Vegas, NV 89103-5253

Phone: 702/932-4560

Fax:     702/932-4561

EXHIBIT A

TO INVESTMENT AGREEMENT

FORM OF CONVERTIBLE DEBENTURE